Exhibit 10.31
EMPLOYEE BENEFIT PLAN AGREEMENT
     This Employee Benefit Plan Agreement (this “Agreement”) is dated as of December 1, 2005 (the “Effective Date”) between AMERICAN RAILCAR INDUSTRIES, INC., a Missouri corporation (“ARI”), and ACF INDUSTRIES LLC, a Delaware limited liability company and successor to ACF Industries, Incorporated, a New Jersey corporation (“ACF”).
WITNESSETH:
     WHEREAS, ARI and ACF entered into that certain Asset Transfer Agreement, dated as of October 1, 1994 (the “Asset Transfer Agreement”), whereby ACF transferred to ARI certain assets incident to the railcar business, and certain employees of ACF (“Transferred Employees”) transferred employment from ACF to ARI, all effective as of October 1, 1994 (the “Asset Transfer Date”);
     WHEREAS, the Asset Transfer Agreement provided, among other things, that Transferred Employees shall continue to participate in certain employee benefit plans sponsored by ACF and identified in Schedule 9.4(b) of the Asset Transfer Agreement as “Benefit Plans,” and ARI agreed to reimburse ACF for the costs of providing benefits to the Transferred Employees under each of the Benefit Plans after the Asset Transfer Date;
     WHEREAS, the Asset Transfer Agreement further provided that ACF would retain all obligations relating to the Transferred Employees participation in the Benefit Plans prior to the Asset Transfer Date;
     WHEREAS, after the Asset Transfer Date, employees have been hired by ARI, including certain former employees of ACF, and such employees have participated or continued to participate in certain of the Benefit Plans (collectively, the “Other ARI Employees”);
     WHEREAS, ACF is the Plan Sponsor of the Employees’ Retirement Plan of ACF Industries LLC and the Shippers Carline Division of American Railcar Industries, Inc., Employees’ Pension Plan, and ARI has been a participating employer in these plans since the Asset Transfer Date;
     WHEREAS, pursuant to an Administration Agreement, dated as of the Asset Transfer Date, between ACF and ARI (the “Administration Agreement”), ACF and ARI allocated the costs associated with administering the ACF Benefit Plans (as defined below) in accordance with the Asset Transfer Agreement;
     WHEREAS, the Administration Agreement was terminated effective April 1, 2005, and following such termination ACF and ARI have continued to allocate the respective costs associated with the ACF Benefit Plans consistent with the allocations under the Administration Agreement and the Asset Transfer Agreement;
     WHEREAS, the Asset Transfer Agreement provides that at the time that ARI shall cease to be a member of ACF’s “controlled group” (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, “ERISA”) that the Transferred Employees shall cease to participate in the Benefit Plans and that the parties shall cooperate to achieve such allocation of the assets and liabilities of the Benefit Plans accrued after the Asset Transfer Date in a manner that the parties shall deem appropriate;

WHEREAS, ARI is contemplating one or more transactions pursuant to which it will cease to be a member of ACF’s controlled group; and
     WHEREAS, ARI and ACF now desire to allocate the assets, liabilities and obligations of the Benefit Plans in the manner set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:
     1. Definitions. For purposes of this Agreement the following terms shall have the respective meanings set forth below.
     (a) “ACF Retirement Plan” means, the Employees’ Retirement Plan of ACF Industries LLC.
     (b) “Shippers Plan” means the Shippers Carline Division of American Railcar Industries, Inc. Employees’ Pension Plan.
     (c) “Executive Survivor Insurance Plan” means the Executive Survivor Insurance Plan, as part of the Program of Insurance Benefits for Salaried Employees of ACF Industries, Incorporated.
     (d) “Retiree Insurance Plans” means the post-retirement group health and life insurance plans of ACF.
     (e) “SERP” or “Supplemental Retirement Plan” means the Supplemental Retirement Plan of ACF Industries, Incorporated.
     (f) “ACF Benefit Plans” means collectively, the ACF Retirement Plan, Shippers Plan, the Executive Survivor Insurance Plan, the Retiree Insurance Plans and the SERP.
     (g) “ARI Participating Employees” means collectively the Transferred Employees and the Other ARI Employees.
     2. Prior Treatment. Except as otherwise provided herein, each party agrees that any amounts due by ARI to ACF in respect of the ACF Benefit Plans from the Asset Transfer Date through the Effective Date have been paid in full, and that neither party has any obligations to the other party with respect thereto.
     3. Pension Plans. Effective as of the Effective Date (i) ARI shall and hereby does assume sponsorship of the Shippers Plan and ACF shall and hereby does cease to be a participating employer in the Shippers Plan and shall cease to have any further liability or obligation with respect to such plan; and (ii) ACF shall remain the plan sponsor of the ACF Retirement Plan and ARI shall cease to be a participating employer in the ACF Retirement Plan and shall cease to have any further liability or obligation with respect to such plan, including, without limitation, any funding obligations for the plan.
     4. Executive Survivor Insurance Plan. Effective as of the Effective Date, ARI shall and hereby does assume all liabilities and obligations to provide benefits under the Executive Survivor Insurance Plan with respect to ARI Participating Employees covered by the Executive

Survivor Insurance Plan, a list of which is attached as Schedule 1 hereto. In connection therewith, ARI has obtained a group term life insurance policy on the life of each such ARI Participating Employee and is and shall continue to be responsible for payment of premiums and all other obligations with respect to such policy in accordance with the terms thereof. ACF shall retain all liabilities and obligations to provide the benefits under the Executive Survivor Insurance Plan with respect to any and all persons under the Executive Survivor Insurance Plan, other than ARI Participating Employees, entitled to benefits thereunder.
     5. Retiree Insurance Plans. Effective as of the Effective Date, ARI shall and hereby does assume all liabilities and obligations to provide benefits under the Retiree Insurance Plans for ARI Participating Employees, including any such benefits attributable to any employment of such employees prior to the Asset Transfer Date. A list of such employees who are currently retired and receiving such benefits is set forth on Schedule 2 hereto. ACF agrees that it has retained all obligations to provide benefits under the Retiree Insurance Plans in respect of any and all persons, other than ARI Participating Employees, participating in the Retiree Insurance Plans.
     6. SERP. Effective as of the Effective Date, ARI shall and hereby does assume all liabilities and all obligations to provide benefits, attributable solely to employment service with ARI after the Asset Transfer Date, under the SERP for ARI Participating Employees. A list of such employees and, in the case of employees with any benefits attributable to employment prior to the Asset Transfer Date, the amount of such employees’ estimated annual benefit attributable to employment service with ARI after the Asset Transfer Date, is set forth on Schedule 3 hereto. ACF shall retain all liabilities and obligations to provide benefits under the SERP in respect of any and all persons, other than the ARI Participating Employees (except as otherwise provided in Schedule 3), entitled to benefits thereunder.
     7. Net Payment for Assumed Liabilities. In consideration of the foregoing, including the assumption of pension plan and Retiree Insurance Plan liabilities by the respective parties pursuant to Sections 3 and 5 hereof, ARI shall make a net payment in cash to ACF in the amount of $6,310,000 within 30 days following the Effective Date, which amount represents the difference between (i) the $9,238,000 in additional unfunded liabilities assumed by ACF in respect of the ARI Participating Employees under the ACF Retirement Plan for periods following the Asset Transfer Date, net of the additional unfunded liabilities assumed by ARI in respect of ARI Participating Employees in the Shippers Plan for periods prior to the Asset Transfer Date and in respect of participants in the Shippers Plan who are not ARI Participating Employees; and (ii) the $2,928,000 in additional unfunded liabilities assumed by ARI with respect to the pre-Asset Transfer Date liabilities of the ARI Participating Employees under the Retiree Insurance Plans, in each case as determined by the actuaries for the respective plans as of December 1, 2005, using actuarial assumptions appropriate for reporting liabilities under Financial Accounting Standards Nos. 132 and 106, as applicable, and, in the case of the ACF Retirement Plan and the Shippers Plan, allocating the assets of the respective plans under the principles of Section 4044 of ERISA.
     8. Indemnification.
     (a) ACF covenants and agrees with ARI that ACF shall indemnify ARI and its directors and officers, and each of their successors and assigns (individually an “ARI Indemnified Party”) and hold them harmless from and against in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including court costs and reasonable fees and disbursements of counsel) resulting from or arising from any of the liabilities or obligations retained by or otherwise allocated to ACF under this Agreement.
     (b) ARI covenants and agrees with ACF that ARI shall indemnify ACF and its directors and officers and each of their successors and assigns (individually an “ACF Indemnified Party”) and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including court costs and reasonable fees and disbursements of counsel) resulting from or arising out of any of the liabilities or obligations assumed by or otherwise allocated to ARI under this Agreement.
     9. Asset Transfer Agreement. Except as otherwise modified hereby, the terms and conditions of the Asset Transfer Agreement as they relate to ACF Benefit Plans is hereby ratified and confirmed.
     10. Entire Agreement; Modification and Waiver. This Agreement (including the recitals herein and any schedules or exhibits hereto, each of which is an integral part of this Agreement) sets forth the entire agreement and understanding between ARI and ACF with respect to the subject matter hereof. This Agreement may not be waived, changed, altered, modified or amended in any respect without a writing to that effect, signed by each of the parties hereto. Failure of a party to enforce one or more of the provisions of this Agreement or to exercise any option or other rights hereunder or to require at any time performance of any of the obligations hereof shall not in any manner be construed (a) to be a waiver of such provisions by such party, (b) to affect the validity of this Agreement or such party’s right thereafter to enforce each and every provision of this Agreement, or (c) to preclude such party from taking any other action at any time that it would be legally entitled to take.
     11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.
     12. Severability. Any provision of this Agreement that may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect. In addition, in the event of any such prohibition or unenforceability, the parties agree that it is their intention and agreement that any such provision that is held or determined to be prohibited or unenforceable, as written, in any jurisdiction shall nonetheless be in force and binding to the fullest extent permitted by the law of such jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable therein under the circumstances.
     13. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.
     14. Third Party Beneficiaries. The terms and provisions of this Agreement are intended for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person. Without limiting the foregoing, nothing herein shall limit the right of ARI or ACF to amend or terminate in their sole discretion any employee benefit plan, program or benefit in accordance with the terms therein.
     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     16. CONSENT TO JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ARI OR ACF ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND ARI AND ACF EACH WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND, SOLELY FOR THE PURPOSES OF ENFORCING. THIS AGREEMENT, ARI AND ACF EACH IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.
     17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AMERICAN RAILCAR INDUSTRIES, INC.
By:	/s/ James J. Unger
	Name:	James J. Unger
	Title:	President

ACF INDUSTRIES LLC
By:	/s/ Mark A. Crinnion
	Name:	Mark A. Crinnion
	Title:	General Counsel, Treasurer, Vice President and Secretary